UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 7, 2021

Date of Report (Date of earliest event reported)

INDUS REALTY TRUST, INC.

(Exact name of registrant as specified in charter)

Maryland	06-0868496
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

(Commission File Number)	1-12879

641 Lexington Avenue, New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code	(212) 218-7910

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	INDT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 7, 2021, Old Statesville Road, LLC (“Old Statesville”), a wholly owned subsidiary of INDUS Realty Trust, Inc. (“INDUS” or the “Company”), entered into a construction loan agreement (the “2021 JPM Construction Loan”) with JPMorgan Chase Bank, N.A. (“JPM”) to provide a portion of the funds for the Company’s development of a build-to-suit last-mile industrial/logistics facility of approximately 141,000 square feet in Charlotte, North Carolina (the “Charlotte Build-to-Suit”) for Amazon, which entered into a 15 year lease with INDUS for the Charlotte Build-to-Suit. Total borrowings under the JPM Construction Loan will be the lesser of $28.4 million or 67.5% of the project cost (as defined in the 2021 JPM Construction Loan) of the Charlotte Build-to-Suit. The term of the 2021 JPM Construction Loan is May 7, 2023, with a one-year extension at the Company’s option. The interest rate under the 2021 JPM Construction Loan, to be adjusted monthly, is one-month LIBOR plus 1.65%, reduced to one-month LIBOR plus 1.40% upon completion of the Charlotte Build-to-Suit and commencement of rental payments by Amazon.

Upon execution of the 2021 JPM Construction Loan, Old Statesville was required to pay a fee in the amount of $127,800.

The 2021 JPM Construction Loan contains customary representations and warranties, affirmative and negative covenants, and events of default that entitle JPM to cause the borrowings under the 2021 JPM Construction Loan to become immediately due and payable.

The foregoing description of the 2021 JPM Construction Loan is subject to and qualified in its entirety by reference to the full text of the 2021 JPM Construction Loan, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 2.02	Results of Operations and Financial Condition.

On May 10, 2021, INDUS issued a press release announcing its results of operations for the month of December 2020 and the quarter ended March 31, 2021.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 7.01	Regulation FD Disclosure.

On May 10, 2021, INDUS issued a press release announcing: (a) its results of operations for the month of December 2020 and its fiscal 2021 first quarter; (b) the completion of the 2021 JPM Construction Loan; and (c) that on May 7, 2021, its Board of Directors declared a quarterly dividend on the Company’s common stock of $0.15 per share payable on June 30, 2021 to holders of record as of the close of business on June 16, 2021.

A copy of the Company’s May 10, 2021 press release is attached hereto as Exhibit 99.1. The information contained and referenced in this Item 7.01, including the press release attached as Exhibit 99.1, is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of

Section 18 of the Exchange Act. The information in this Item 7.01 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended (the “Securities Act”), or into any filing or other document pursuant to the Exchange Act, except as otherwise expressly stated in any such filing.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Fth Amendment to
10.1	Construction Loan Agreement dated as of May 7, 2021 by and among Riverbend Old Statesville, LLC as Borrower, and JPMorgan Chase Bank, N.A., as Lender
99.1	The Company’s Press Release dated May 10, 2021 (attached hereto)
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDUS REALTY TRUST, INC.

	By:	/s/ Anthony J. Galici
Anthony J. Galici
Executive Vice President and Chief Financial Officer
Date: May 10, 2021